Exhibit 99.1

Clever Leaves Announces Voluntary Delisting and SEC Deregistration

TOCANCIPÁ, COLOMBIA, April 26, 2024 – Clever Leaves Holdings Inc. (NASDAQ: CLVR, CLVRW) (“Clever Leaves” or the “Company”), a global medicinal cannabis company, today announced that its Board of Directors (the “Board”) determined to voluntarily delist its common shares, without par value (the “common shares”) and warrants, each exercisable for 1/30th common share at an exercise price of $11.50 (the “Warrants” and together with the common shares, the “Securities”) from The Nasdaq Stock Market LLC (“Nasdaq”) and deregister its Securities in order to terminate and suspend its reporting obligations under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The Company today notified Nasdaq of its intention to voluntarily delist its Securities from Nasdaq. The Company intends to file a Form 25 with the Securities and Exchange Commission (“SEC”) to effect the delisting and deregistration of its Securities on or about May 6, 2024 to effect the delisting from Nasdaq and the deregistration of the Securities under Section 12(b) of the Exchange Act. As a result, the Company expects the last day of trading of its Securities on Nasdaq will be on or about May 16, 2024.

Following the delisting of the Company’s Securities from Nasdaq, the Company intends to file a Form 15 with the SEC on or about May 16, 2024 to suspend its reporting obligations under the Exchange Act. As a result of the filing of the Form 15, the Company’s obligation to file certain Exchange Act reports and forms with the SEC, including Forms 10-K, 10-Q, and 8-K, will cease. Other SEC filing requirements will terminate upon the effectiveness of the deregistration. The Company expects that the deregistration of its Securities will become effective 90 days after the filing of the Form 15 with the SEC. The documents filed with the SEC will be available on the Company’s website below.

The Board’s decision comes as part of its evaluation of internal and external options and is the product of careful review and careful consideration of a number of factors, including, but not limited to, the Company’s previous and likely future non-compliance with the continued listing requirements of Nasdaq that would eventually result in delisting of the Securities by Nasdaq and the required personnel resources and the high costs relating to Exchange Act and Nasdaq disclosure and reporting requirements and related regulatory burdens, which have resulted and would continue to result in significant operating expense.

About Clever Leaves Holdings Inc.

Clever Leaves is a global medical cannabis company. Its operations in Colombia produce EU GMP cannabinoid active pharmaceutical ingredients (API) and finished products in flower and extract form to a growing base of B2B customers around the globe. Clever Leaves aims to disrupt the traditional cannabis production industry by leveraging environmentally sustainable, ESG-friendly, industrial-scale and low-cost production methods, with the world’s most stringent pharmaceutical quality certifications.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “opportunity,” “outlook,” “pipeline,” “plan,” “predict,” “potential,” “projected,” “seek,” “seem,” “should,” “will,” “would” and similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Important factors that may affect actual results or the achievability of the Company’s expectations include, but are not limited to: (i) our ability to file a Form 25 and the timing of such filing, (ii) the last trading day of our securities on Nasdaq, (iii) our ability to file a Form 15 and the timing of such filing, (iv) the timing of the effectiveness of the Form 15, (v) the Company’s cost savings as it relates to “going dark,” (vi) the Company’s ability to minimize its high costs relating to Exchange Act and Nasdaq disclosure and reporting requirements and related regulatory burdens, and (vii) other important factors that are described in “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent periodic reports filed with the SEC. All subsequent written and oral forward-looking statements concerning Clever Leaves and attributable to Clever Leaves or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Clever Leaves expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Clever Leaves Investor Inquiries:

Cody Slach or Jackie Keshner

Gateway Group, Inc.

+1-949-574-3860

CLVR@gateway-grp.com